Exhibit 10.7

TRANSACTION AGREEMENT

Transaction Agreement (this “Agreement”), dated as of             , 2020, by and among New York Knicks, LLC, a Delaware limited liability company (“Knicks LLC”), Westchester Knicks, LLC, a Delaware limited liability company (“Westchester Knicks”), Knicks Gaming, LLC, a Delaware limited liability company (“Knicks Gaming”), Knicks Holdings, LLC, a Delaware limited liability company (“Knicks Holdings”), MSG NYK Holdings, LLC, a Delaware limited liability company (“MSG NYK Holdings”), MSG Sports, LLC, a Delaware limited liability company (“MSG Sports”), The Madison Square Garden Company (to be renamed Madison Square Garden Sports Corp.), a Delaware corporation (“MSG” and together with Knicks LLC, Westchester Knicks, Knicks Gaming, Knicks Holdings, MSG NYK Holdings and MSG Sports, the “Team Parties”), MSG Arena, LLC, a Delaware limited liability company (“Arenaco”), MSG Arena Holdings, LLC, a Delaware limited liability company (“Arena Holdco” and together with Arenaco, the “Arena Companies”), MSG National Properties, LLC, a Delaware limited liability company (“National Properties”), MSG Entertainment Group, LLC, a Delaware limited liability company (formerly MSG Sports & Entertainment, LLC) (“MSGE Group”), MSG Entertainment Spinco, Inc., a Delaware corporation (to be renamed Madison Square Garden Entertainment Corp.) (“Spinco” and together with the Arena Companies, National Properties and MSGE Group, the “Spinco Parties”), Charles F. Dolan (“CD”), Helen A. Dolan (“HD”) and James L. Dolan (“JD” and together with CD, HD and the Team Parties, the “Principal Owners,” and the Principal Owners and the Spinco Parties being referred to collectively as the “Transaction Parties”), on the one hand, each Principal Owner c/o Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, New York 10121, Attn: General Counsel and each Spinco Party c/o The Madison Square Garden Company, Two Pennsylvania Plaza, New York, New York 10121, Attn: General Counsel; and the National Basketball Association (“NBA”), on the other hand, c/o National Basketball Association, Olympic Tower, 645 Fifth Avenue, New York, New York 10022, Attn: General Counsel.

RECITALS

A.    The NBA and certain of the Transaction Parties are parties to (i) the Agreement and Undertaking (the “2015 Agreement and Undertaking”), dated as of September 28, 2015, from certain of the Transaction Parties and certain other entities in favor of the NBA Entities (as defined therein), and (ii) the Transfer Consent Agreement (the “Transfer Consent Agreement” and together with the 2015 Agreement and Undertaking, the “2015 Agreements”), dated as of September 28, 2015, among certain of the Transaction Parties and certain other entities and the NBA.

B.    MSG plans to separate (the “Spin-Off”) its entertainment business (which includes the Madison Square Garden Arena (the “Arena”)) from its sports business (which includes the NBA membership known as the New York Knickerbockers (the “Membership”) and all assets comprising the New York Knickerbockers basketball team (collectively with the Membership, the “Knickerbockers”) on             , 2020 (the “Spin-Off Date”).

C.    After giving effect to the Spin-Off, MSG will remain a publicly-traded company listed on the New York Stock Exchange (the “NYSE”).

D.    As steps in effecting the Spin-Off, on the date hereof, (i) MSG Sports will distribute its 100% ownership interest in Knicks Holdings to its direct wholly-owned subsidiary MSG NYK Holdings, (ii) MSGE Group will distribute its 100% ownership interest in Arena Holdco to its indirect wholly-owned subsidiary National Properties (iii) MSGE Group will distribute (the “Distribution”) its 100% ownership interest in MSG Sports to its direct parent MSG (the transactions described in clauses (i), (ii) and (iii) collectively, the “Distribution”), and (iv) MSGE Group will become a subsidiary of Spinco (together with the Distribution and the Spin-Off, the “Proposed Transactions”).

E.    In connection with the Spin-Off, on the Spin-Off Date, (i) Arenaco will enter into the Arena License Agreement (the “Arena License Agreement”) with Knicks LLC pursuant to which the Knicks team will play its home games at the Arena and (ii) a subsidiary of Spinco will enter into the Sponsorship Sales and Service Representation Agreement (the “Sponsorship Sales and Service Representation Agreement”) with Knicks Holdings pursuant to which the subsidiary of Spinco will act as sales and service representative for sponsorships with respect to the Knickerbockers.

F.    After giving effect to the Proposed Transactions: (i) all of the membership interests of Arenaco will be directly owned by Arena Holdco, (ii) all of the membership interests of Arena Holdco will be directly owned by National Properties, (iii) all of the membership interests of National Properties will be directly owned by S&E, LLC, (iv) all of the membership interests of S&E LLC will be directly owned by Spinco, and (v) Spinco will be a publicly-traded company listed on the NYSE.

G.    After giving effect to the Proposed Transactions, the direct and indirect ownership of the Team Parties will be as set forth on Schedule 1(xiv).

H.    After giving effect to the Proposed Transactions: (i) the ultimate ownership of the Knickerbockers, the Team Parties and the Arena immediately following the Spin-Off by the stockholders of MSG (with respect to the Knickerbockers and the Team Parties) and Spinco (with respect to the Arena), respectively, shall be the same as it was immediately prior to the Spin-Off (including the Dolan family’s ability to elect a majority of the board of directors), and (ii) the Spinco Parties will no longer own any direct or indirect interest in the Knickerbockers or any Team Party.

I.    The Proposed Transactions require the approval of the NBA. The NBA has approved the Proposed Transactions upon the condition that each of the Transaction Parties executes, delivers and performs this Agreement and the Closing Certificate (as defined below).

NOW, THEREFORE, in consideration of the approval by the NBA of the Proposed Transactions, the Transaction Parties agree and undertake in favor of the NBA and the other Affiliated NBA Parties (as defined below), subject to the NBA’s confirmation in Section 7 below, as follows:

1.    The Transaction Parties jointly and severally represent, warrant and agree as follows:

(i)    Each Transaction Party that is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the power and authority to own, operate and lease its properties and to carry on its business. Each Transaction Party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of each Transaction Party, enforceable against it in accordance with its terms.

(ii)    All consents, approvals and filings necessary for the consummation of the Proposed Transactions have been obtained or made and are in full force and effect.

(iii)    There is no action, suit or proceeding pending or, to the knowledge of any Transaction Party, threatened against any Transaction Party that is reasonably likely to result in a material adverse change in the business, properties, assets or prospects or in the condition, financial or otherwise (a “Material Adverse Change”), of such Transaction Party, or which is reasonably likely to prevent, impede or adversely affect the consummation of the Proposed Transactions. There is no order, writ, injunction or decree that has been issued by, or, to the knowledge of any Transaction Party, requested by, any court or governmental agency which has resulted or is reasonably likely to result in any Material Adverse Change with respect to any Transaction Party or which is reasonably likely to prevent, impede or adversely affect the consummation of the Proposed Transactions or, with respect to the Principal Owners, the operation of the Membership.

(iv)    Each Transaction Party is in compliance in all material respects with all laws, regulations and orders, federal, state, provincial or otherwise, except where the failure to be in compliance (individually or collectively) would not be reasonably likely to result in a Material Adverse Change with respect to such Transaction Party or have a material adverse effect on the ability of such Transaction Party to conduct its business as currently conducted or, with respect to the Principal Owners, the operation of the Membership.

(v)    Each Transaction Party has performed in all material respects all obligations required to be performed by such Transaction Party to date with respect to the Proposed Transactions. No Transaction Party is in default under any material contract, agreement, lease, or other instrument relating to the Proposed Transactions to which such Transaction Party is a party or by which such Transaction Party is bound. Each of the Transaction Documents (as defined below) constitutes a valid and binding obligation enforceable against each Transaction Party that is a party thereto in accordance with its terms.

(vi)    The execution and delivery of this Agreement and the Transaction Documents, and the compliance by the Transaction Parties with their terms, will not conflict with, or result in the breach or termination of, any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Transaction Party’s properties or assets pursuant to any indenture, mortgage, lease, agreement or other instrument to which such Transaction Party is a party or by which such Transaction Party is bound. The Proposed Transactions will have no material adverse effect on the business, assets, operations or condition, financial or otherwise, of Knicks LLC, any other Team Party, Arenaco, the Knickerbockers or the Arena.

(vii)    After giving effect to the Proposed Transactions and except as provided in Schedule 1(vii), none of the assets of Knicks LLC (including the Membership) or assets of any other Team Party constituting Basketball-Related Assets, including direct or indirect ownership interests in the Knickerbockers or any Team Party (except for shares of MSG that may be pledged without NBA approval as provided in Section 3 of the Transfer Consent Agreement), are, and after giving effect to the Proposed Transactions none of such assets will be, pledged to secure the indebtedness or obligations of any person or entity. After giving effect to the Proposed Transactions and the potential financing contemplated by National Properties to occur subsequent to the Proposed Transactions, neither the Arena nor any direct or indirect ownership interests in the Arena Companies or National Properties (except for shares of Spinco that may be pledged without NBA approval to the same extent shares of MSG may be pledged without NBA approval as provided in Section 3 of the Transfer Consent Agreement) are, and after giving effect to the Proposed Transactions none of such assets or interests will be, pledged to secure the indebtedness or obligations of any person or entity. As used in this Agreement, the terms “interest” and “ownership interest” shall include, individually and collectively, each economic, voting, management, disposition and other right associated with such interest or ownership interest, including, without limitation, the right to receive dividends and distributions upon a sale transaction or otherwise.

(viii)    After giving effect to the Proposed Transactions and except as provided in Schedule 1(vii), the Transaction Parties do not have, and after giving effect to the Proposed Transactions, the Transaction Parties will not have (as of the Spin-Off Date), any Enterprise Indebtedness (as defined in the NBA Debt Policies).

(ix)    None of the Transaction Parties has any Claims (as defined below) against any of the Affiliated NBA Parties, except for claims of the type described in Section 3(b).

(x)    The Proposed Transactions (other than the Spin-Off) have been consummated today and the Spin-Off shall be consummated on the Spin-Off Date, in each case in accordance with the terms of the documents listed on Schedule 1(x) (the “Transaction Documents”).

(xi)    Except as provided in the Transaction Documents and except as provided in Schedule 1(vii), there are no agreements, arrangements or understandings, whether written or oral, among any of the Transaction Parties or their respective Affiliates (as defined below) relating to or entered into in connection with the Proposed Transactions or relating to the ownership, control, management, right to transfer direct or indirect interests in, or financing of the Knickerbockers or any of the Transaction Parties (including, without limitation, partnership or shareholders agreements). The NBA has received true and complete copies of each of the Transaction Documents, including the Arena License Agreement, the Sponsorship Sales and Service Representation Agreement and the Team Sponsorship Allocation Agreement, in the forms to be entered into on the Spin-Off Date.

(xii)    All information furnished by or on behalf of the Transaction Parties to the NBA Entities in connection with the request for approval of the Proposed Transactions is true and correct in all material respects and has not contained any material misstatement or omitted any material statement which would make such information not misleading.

(xiii)    After giving effect to the Proposed Transactions, except (A) as described on Schedule 1(xiv), and (B) with respect to shares of MSG that may be transferred without NBA approval as provided in Section 3 of the Transfer Consent Agreement, there are no options, warrants, rights (contingent or otherwise) or convertible securities of any kind entitling any person or entity to acquire, directly or indirectly, any shares, partnership interests, membership interests, debt instruments or other economic rights in the Knickerbockers or any of the Team Parties (“Contingent Interests”), nor does the Knickerbockers or any of the Team Parties have any obligation to issue any such Contingent Interests. No Transaction Party is holding its direct or indirect interest in the Knickerbockers or rights under the Transaction Documents for the benefit of any other person or entity. After giving effect to the Proposed Transactions, no Principal Owner presently has any intention of, or agreement or arrangement with respect to, selling, relocating or otherwise transferring any of its direct or indirect interests in (a) the Knickerbockers or (b) any other Basketball-Related Asset. After giving effect to the Proposed Transactions, no Spinco Party presently has any intention of, or agreement or arrangement with respect to, selling, relocating or otherwise transferring any of its direct or indirect interests in the Arena. As used in this Agreement, the term “Basketball-Related Assets” means, collectively, (a) the Knickerbockers, (b) any and all other assets used in or related to the ownership or operation of the Knickerbockers or the performance or exhibition by the Knickerbockers of NBA games in which it is a participant, and (c) any and all assets arising out of or created or issued by virtue of, as a result of, or in connection with, the admission or current status of the Knickerbockers as a member of the NBA, including, without limitation, media rights, sponsorship rights, rights to attend Knickerbockers games and all rights to derive revenues from any of the foregoing; “Basketball-Related Assets” include any agreements to the extent they grant other persons any such rights, whether or not they include the grant of additional rights. Following the consummation of the Proposed Transactions, all Basketball-Related Assets (other than the Arena) will be owned by Knicks LLC and neither Spinco nor any of its subsidiaries will own any Basketball-Related Assets (other than the Arena). Following the consummation of the Proposed Transactions, Arenaco will continue to own the Arena and will be an indirect, wholly-owned subsidiary of Spinco; and no Team Party will have any direct or indirect ownership interest in Arenaco. Following the consummation of the Proposed Transactions and for so long as it remains an affiliate of Knicks LLC, Arena Holdings, Arenaco and any other direct or indirect subsidiary of Spinco that does not own substantial assets other than such entity’s direct or indirect ownership interests in the Arena will be an “Arena Affiliate” for purposes of the NBA Debt Policies; thereafter, such entities shall not be “Arena Affiliates” for purposes of the NBA Debt Policies and therefore the Arena and any direct or indirect ownership interests in the Arena Companies may be pledged to secure the indebtedness or obligations of any person or entity. For the avoidance of doubt, following the consummation of the Proposed Transactions, none of Spinco, MSG S&E or any of their respective direct or indirect subsidiaries that is not an Arena Affiliate shall be subject to the Arena Indebtedness limitations in the NBA Debt Policies or any NBA restriction on pledging any of such entity’s assets (other than direct or indirect equity interests in an Arena Affiliate as provided in Section 1(vii)) provided that it complies with the foregoing covenant to not own any Basketball-Related Assets (other than the Arena) and each of the other terms of this Agreement and the Transaction Documents.

(xiv)    Schedule 1(xiv) contains a true and complete list, after giving effect to the Proposed Transactions, of (x) all of the individuals and entities that directly or indirectly own interests in the Knickerbockers (other than shareholders of MSG), and their respective percentage ownership interests in the Knickerbockers and each intermediate entity; (y) all of the individuals and entities that directly or indirectly own shares of Class B common stock of MSG (including the trustees and beneficiaries of any trusts), and their respective percentage ownership interests in MSG and each intermediate entity; and (z) except as set forth in clause (y), to the best knowledge of the Principal Owners and as of the date or dates indicated, all of the individuals and entities that directly or indirectly own 5% or more of the shares of Class A common stock of MSG, and their respective percentage ownership interests in MSG and each intermediate entity. CD, HD and trusts of which they are the sole trustees collectively own approximately [●]% of the shares of Class B common stock of MSG, [●]% of the total outstanding shares of common stock of MSG and [●]% of the voting power of MSG. CD, HD, JD, descendants of CD and HD, and trusts for their benefit collectively own all of the shares of Class B common stock of MSG, approximately [●]% of the total outstanding shares of common stock of MSG and approximately [●]% of the voting power of MSG. After giving effect to the Proposed Transactions, the Spinco Parties will not own any shares of MSG. Knicks LLC directly owns the Membership, and owns, leases or has the right to use all other assets used in or necessary for the customary operation of the Membership and the performance or exhibition by the Membership of games in which its NBA team is a participant, and all other assets arising out of or in connection with the Membership’s status as a member of the NBA.

(xv)    The Controlling Owner (as defined in the NBA Ownership Transfer Policies) of the Knickerbockers shall continue to be JD. Any proposed successor Controlling Owner shall be subject to the prior approval of the NBA and must satisfy all requirements of the NBA Rules (as defined in the Transfer Consent Agreement). The persons serving as the Alternate Governors of the Knickerbockers shall initially be Andrew Lustgarten and Leon Rose.

(xvi)    All of the intellectual property relating to or used by any of the Owners in the operation of the Knickerbockers is owned by Knicks, LLC, other than intellectual property owned by third parties and licensed to Knicks, LLC (including pursuant to the Arena License Agreement between Knicks, LLC and Arenaco).

(xvii)    As of the [date of this Agreement and the Spin-Off Date], MSG has cash and cash equivalents in excess of $[●] and undrawn availability under committed lines of credit in excess of $[●], in each case that is available to fund the operations, liabilities and obligations of Knicks LLC as such funding is required.

(xviii)    None of the Transaction Parties or its Affiliates (other than Knicks LLC) has any interest in any business that has a relationship with any NBA player or player agent that would constitute a violation of NBA Rules.

2.    (a) The Transaction Parties agree that none of the Transaction Documents (other than the Arena License Agreement and the Sponsorship Sales and Service Representation Agreement, which include provisions relating to NBA approval of amendments, modifications, terminations, waivers and supplements) shall be amended, modified, terminated or waived in any respect, and none of the Transaction Parties or their Affiliates shall enter into any new agreements, arrangements or understandings, in each case that change in a material way any management, control or ownership arrangement or the business transaction presented to and approved by the NBA without the prior written consent of the NBA. The Arena License Agreement, the Sponsorship Sales and Service Representation Agreement and the Team

Sponsorship Allocation Agreement shall not be amended, modified, terminated, waived or supplemented unless approved in advance in writing by the NBA as provided therein. None of the Transaction Parties shall assign, pledge or otherwise encumber any of their rights, or delegate any of their duties, under any of the Transaction Documents, without the prior written consent of the NBA, and any assignment, pledge, encumbrance or delegation in violation of this provision shall be void.

(b)    The Principal Owners shall cause Knicks LLC to operate the Knickerbockers in a first class manner, consistent with the manner in which NBA teams generally are operated, as determined by the NBA Commissioner; provided that CD, HD and JD shall not have Financial Responsibility pursuant to this sentence. The Spinco Parties, CD, HD and JD shall cause Arenaco to operate the Arena in a first class manner, consistent with the manner in which NBA arenas generally are operated, as determined by the NBA Commissioner; provided that CD, HD and JD shall not have Financial Responsibility pursuant to this sentence. For purposes of this Agreement, “Financial Responsibility” shall mean personal liability for the debts, liabilities or obligations of, and any obligation to make any capital contribution or loan to, the applicable Transaction Party or any of its Affiliates.

(c)    MSG and each other Team Party (including, without limitation, Knicks LLC) shall at all times pay in the ordinary course and in a timely fashion all of its expenses, liabilities and obligations (including, without limitation, all dues, assessments, capital contributions and other amounts payable to the NBA Entities) and shall maintain sufficient net working capital and cash reserves to pay such expenses, liabilities and obligations. The Team Parties (other than Knicks LLC) agree jointly and severally to provide Knicks LLC with all required operating support, financial and otherwise, necessary for Knicks LLC to pay such expenses, liabilities and obligations as and when due, and to otherwise operate the Knickerbockers in a first class manner in accordance with Section 2(b). Subject to complying with the preceding sentence, MSG agrees to provide each other Team Party with all required operating support, financial and otherwise, necessary for such Team Party to pay such expenses, liabilities and obligations as and when due, and to otherwise operate its business in a first class manner consistent with the operation of the Knickerbockers. Spinco agrees to provide each other Spinco Party with all required operating support, financial and otherwise, necessary to operate the Arena in a first class manner in accordance with Section 2(b) and pay its expenses, liabilities and obligations as and when due. For the avoidance of doubt, none of CD, HD nor JD shall have Financial Responsibility pursuant to this provision.

(d)    After the date of this Agreement, (i) the Principal Owners shall cause Knicks LLC to be party to all agreements exclusively relating to the Knickerbockers, including agreements granting rights to Basketball-Related Assets that exclusively relate to the Knickerbockers, (ii) if such agreements relate to businesses of a Transaction Party or its Affiliate other than the Knickerbockers, the Transaction Parties shall ensure that there will be a fair market allocation of revenues and expenses among Knicks LLC and such other businesses, and (iii) the Principal Owners shall cause all other newly acquired Basketball-Related Assets that exclusively relate to the Knickerbockers to be owned directly by Knicks LLC. The Spinco Parties shall not take any action inconsistent with the provisions of this paragraph.

(e)    From and after the date of this Agreement, (i) the Team Parties agree not to incur any Enterprise Indebtedness without the prior approval of the NBA and compliance with the applicable NBA Rules and (ii) the Spinco Parties agree not to incur any Enterprise Indebtedness without the prior approval of the NBA and compliance with the applicable NBA Rules.

3.    (a) Each of the Transaction Parties, on its own behalf and on behalf of its Affiliates, hereby releases and forever discharges the NBA Entities, each of the present and future member teams of the NBA (the “NBA Teams”) (other than New York Knicks, LLC), and each of their respective predecessors, successors, assigns and affiliates, and the past, present and future direct and indirect directors, officers, employees, agents, owners, partners, members, managers, shareholders, governors, affiliates and subsidiaries of each of the foregoing (collectively, including the NBA Entities and NBA Teams, the “Affiliated NBA Parties”) from all actions, causes of action, suits, debts, losses, costs, controversies, damages, liabilities, judgments, claims, and demands whatsoever, in law, admiralty or equity (collectively, “Claims”), known or unknown and arising out of or relating to (i) the Proposed Transactions, or (ii) facts, circumstances, acts or omissions existing or occurring on or prior to the date of this Agreement relating to the business of the NBA Entities or the game of NBA, WNBA, NBA 2K League or G League basketball, that any of the Transaction Parties (or its Affiliates) ever had, now has or hereafter can, shall or may have against any of them. Each of the Transaction Parties represents and warrants to the NBA Entities that none of the Claims purportedly released under the prior sentence has been assigned or transferred to any other party. Notwithstanding anything to the contrary stated above, the Transaction Parties are not releasing or discharging the Los Angeles Clippers (or their owners or affiliated entities) with respect to the ongoing dispute involving their plans for a new arena in Inglewood, California.

(b)    The release and discharge set forth in Section 3(a) shall not apply to terminate, modify or amend any contracts or agreements between or among the Transaction Parties

(or their Affiliates) and any of the Affiliated NBA Parties which were entered into by the Transaction Parties (or their Affiliates) in the ordinary course of their business, or release or discharge any amounts due in the ordinary course under any of those agreements.

4.    (a) The Transaction Parties jointly and severally shall indemnify, defend and hold harmless each of the Affiliated NBA Parties from and against all actions, causes of action, suits, debts, obligations, losses, damages, amounts paid in settlement, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses) (collectively, “Losses”) resulting to, imposed upon, asserted against or incurred by any Affiliated NBA Party (including, but not limited to, in any action between any of the Transaction Parties and any Affiliated NBA Party) in connection with or arising out of (i) the Proposed Transactions or any transactions or other acts or occurrences relating to the Proposed Transactions; (ii) any breach or misrepresentation by any of the Transaction Parties under this Agreement; (iii) any act or omission (or alleged act or omission), whether on, prior to or after the date of this Agreement, by or on behalf of any of the Transaction Parties or their respective past, present or future Affiliates, except that in the case of Losses suffered by owners of NBA Teams or their affiliates (other than their NBA Teams and the NBA Entities), such Losses must arise from acts or circumstances related to the business of the NBA Entities or the game of NBA, WNBA, NBA 2K League or G-League basketball, and in the case of Losses suffered by NBA Teams or their affiliates (other than the NBA Entities), such Losses shall not include damages payable by such NBA Team or affiliate to a Transaction Party in a proceeding in which such Transaction Party is the prevailing party, or expenses incurred by such NBA Team or affiliate in such proceeding; or (iv) any Claim (other than a Claim against a particular NBA Team or its owners) by an Affiliate of any of the Transaction Parties that would have been released by such Affiliate under Section 3(a)

(after giving effect to Section 3(b)) if it had been defined as an “Transaction Party” for purposes of this Agreement. Notwithstanding anything to the contrary stated above, the Transaction Parties are not indemnifying the Los Angeles Clippers (or their owners or affiliated entities) with respect to the ongoing dispute involving their plans for a new arena in Inglewood, California.

(b)    Upon the request of the NBA, the applicable Transaction Parties shall advance to the NBA or another indemnified party an amount equal to any Losses as those Losses are incurred; provided that in a proceeding between a Transaction Party or its Affiliate and an NBA Team or its affiliate (other than their NBA Teams and the NBA Entities), such Losses must only be advanced upon a final determination that the Transaction Party or its Affiliate is liable in such proceeding.

(c)    None of the Affiliated NBA Parties shall be entitled to bring an indemnification claim against any of the Transaction Parties under this Section 4 without the approval of the NBA Commissioner.

(d)    Any Affiliated NBA Party claiming a right of indemnity hereunder shall give the indemnifying party prompt notice of the claim, action, suit, proceeding or circumstance giving rise to the potential Losses and shall afford the indemnifying party the opportunity to participate in the defense of such claim, action, suit or proceeding; provided, however, that the failure of any Affiliated NBA Party to give such prompt notice shall not affect its right to receive indemnification under this Agreement except to the extent the indemnifying party is materially and adversely affected by the failure.

5.    Each Transaction Party acknowledges that from time to time it and one or more of the NBA Entities will jointly retain one or more law firms or experts to represent and advise them (“League Advisors”). Each Transaction Party agrees and consents to the representation of the NBA Entities and the other NBA Teams by League Advisors in connection with any and all controversies and disputes, including any litigation or other adversarial proceeding adverse to such Transaction Party. In any such adverse representation, the current or prior representation of such Transaction Party by that League Advisor, and the information that was conveyed to that League Advisor in the course of such representation, shall not be asserted as, and shall not constitute, a basis to disqualify that League Advisor from the adverse representation.

6.    Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally, sent by reputable overnight courier or mailed by registered mail, return receipt requested, to the parties at the addresses set forth above (or at such other address as a party may specify by notice similarly given).

7.    This Agreement and the Closing Certificate contain the entire agreement of the parties hereto with respect to the Proposed Transactions, and supersedes all prior agreements or understandings, whether written or oral, relating to the subject matter hereof; provided that nothing in this Agreement or the Closing Certificate shall (a) amend, terminate or waive any of the terms or provisions (including representations and indemnities) of any Agreement and Undertaking or other agreement or certificate executed by any of the Transaction Parties prior to the date of this Agreement, or (b) affect any rights or Claims of the Affiliated NBA Parties, or liabilities or obligations of any of the Transaction Parties or other parties, under any such Agreement and Undertaking or other agreement or certificate arising or accrued through the date of this Agreement, each of which shall remain in full force and effect. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Transaction Parties and the NBA confirm that after the Spin-Off Date: (i) no Spinco Party shall have any further obligation under

Section 1, the second sentence of Section 2 or the second sentence of Section 4(b) of the 2015 Agreement and Undertaking, (ii) MSG shall have not have any further obligation to provide operating support to any Spinco Party under the third sentence of Section 4(b) of the 2015 Agreement and Undertaking, (iii) no Spinco Party shall have any obligation under Section 7(a)(ii) or (iii) of the 2015 Agreement and Undertaking for breaches, acts or omissions of any Team Party occurring after the Spin-Off Date, (iv) the first sentence of Section 2 of the 2015 Agreement and Undertaking shall remain applicable to the Spinco Parties provided that the first sentence of Section 2 of the 2015 Agreement and Undertaking shall not be violated with respect to any NBA Entity or any NBA Team by any position or action taken by the Spinco Parties or their subsidiaries in the ordinary course of their respective businesses at any time after they are no longer affiliates of Knicks LLC, and (v) no Team Party shall have any obligation under Section 7(a)(ii) or (iii) of the 2015 Agreement and Undertaking for breaches, acts or omissions of any Spinco Party occurring after the Spin-Off Date. MSG NYK Holdings agrees to be bound by and comply with each provision of any Agreement and Undertaking executed by any of the Transaction Parties prior to the date of this Agreement applicable to Knicks Holdings.

8.    This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York. Pursuant to Article 24(h) of the NBA Constitution, the provisions of this Agreement shall be interpreted by the NBA Commissioner.

9.    Subject to Section 3(b) of the Transfer Consent Agreement, in the event of any breach by any of the Transaction Parties of its agreements contained herein, in addition to all other legal and equitable rights and remedies available to the NBA Entities and the NBA Teams (including, without limitation, the authority of the NBA Commissioner to impose fines and other penalties under Article 24 of the NBA Constitution), such breach shall constitute a failure to fulfill a contractual obligation within the meaning of Article 13(d) of the NBA Constitution, and shall entitle the NBA Entities and NBA Teams to exercise all rights and remedies against Knicks LLC and any other applicable Team Party as if Knicks LLC or such Team Party had itself committed such breach.

10.    The covenants and agreements by the Transaction Parties contained in this Agreement shall be construed as several covenants by each of the Transaction Parties in favor of the NBA Entities that may be relied on solely by the NBA Entities, and not as covenants between any of the Transaction Parties. Accordingly, any of such covenants and agreements, and any of the representations made by the Transaction Parties in this Agreement, may be waived, amended, consented to or otherwise approved by the NBA Entities, on the one hand, and the particular Transaction Party to which such covenant, agreement or representation applies, on the other hand, without the consent or approval of any other party, including, but not limited to, in cases where one or more other Transaction Parties has made the same or a similar covenant, agreement or representation that is not being waived, amended, consented to or otherwise approved by the NBA Entities as to such Transaction Party, as applicable. The covenants and agreements by the Principal Owners contained in this Agreement shall apply to them in their capacities as owners of an interest in the Membership and otherwise.

11.    As used in this Agreement, the term “Affiliate” means: (a) with respect to a specified person or entity, (i) any other person or entity directly or indirectly controlled by, controlling or under common control with the specified person or entity, (ii) any person who is an officer, director or trustee of, or serves in a similar capacity with respect to, the specified entity, (iii) any other person or entity that, directly or indirectly, is the beneficial owner of 50% or more of any class of equity interests of the specified entity, or of which the specified person or entity, directly or indirectly, is the owner of 50% or more of any class of equity interests, and (iv) the spouse, children and other lineal descendants (collectively, “Relatives”) of the specified person, any trust for the benefit of the specified person or his or her Relatives, and any entity directly or indirectly controlled by one or more Relatives of the specified person; and (b) with respect to each Principal Owner, (i) each direct or indirect owner of Class B common stock of MSG (including trusts and trustees and beneficiaries of trusts), and their respective Affiliates, and (ii) each other Transaction Party and its Affiliates. For the avoidance of doubt, each of MSG, Spinco and their direct and indirect subsidiaries are Affiliates of each the Principal Owners as of the date of this Agreement and the Spin-Off Date.

12.    The Transaction Parties acknowledge and agree that the NBA’s approval of the Proposed Transactions is subject to: (i) the Spin-Off being consummated on the Spin-Off Date strictly in accordance with the [Distribution Agreement and the other applicable Transaction Documents], (ii) the Transaction Parties executing and delivering to the NBA a certificate dated the Spin-Off Date in the form attached as Exhibit A hereto (the “Closing Certificate”), and (iii) the ownership structure of the Transaction Parties upon consummation of the Proposed Transactions conforming to Schedule 1(xiv) hereto. If any condition in the foregoing clauses (i)-(iii) is not satisfied, the approval of the NBA with respect to the Proposed Transactions (but not the representations, warranties and obligations of the Transaction Parties hereunder) shall be void ab initio.

13.    This Agreement may be executed in counterparts, which together shall constitute the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, intending to be bound hereby, as of the date first written above.

NATIONAL BASKETBALL ASSOCIATION

By:

MSG ARENA, LLC

By:

MSG ARENA HOLDINGS, LLC

By:

MSG ENTERTAINMENT GROUP, LLC (formerly MSG Sports & Entertainment, LLC)

By:

MSG NATIONAL PROPERTIES, LLC

By:

MSG ENTERTAINMENT SPINCO, INC. (to be renamed Madison Square Garden Entertainment Corp.)

By:

NEW YORK KNICKS, LLC

By:

WESTCHESTER KNICKS, LLC

By:

KNICKS GAMING, LLC

By:

KNICKS HOLDINGS, LLC

By:

MSG NYK HOLDINGS, LLC

By:

MSG SPORTS, LLC

By:

THE MADISON SQUARE GARDEN COMPANY (to be renamed Madison Square Garden Sports Corp.)

By:

By:
Charles F. Dolan

By:
Helen A. Dolan

By:
James L. Dolan